SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2006, Cerus Corporation (the “Company”) entered into a Placement Agency Agreement with Banc of America Securities LLC and Robert W. Baird & Co. Incorporated relating to the offering, issuance and sale to selected institutional investors (the “Investors”) of up to 3,903,952 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $6.68 per share. The net offering proceeds to the Company are expected to be approximately $24.3 million after deducting placement agency fees and estimated offering expenses. The sale of the Shares is being made pursuant to Purchase Agreements dated December 6, 2006 with each of the Investors. The Placement Agency Agreement and form of Purchase Agreement are attached hereto as Exhibits 1.1 and 10.1, respectively, and are each incorporated herein by reference.

A copy of the opinion of Cooley Godward Kronish LLP relating to the valid issuance of the Shares is attached hereto as Exhibit 5.1.

Item 8.01.	Other Events.

On December 6, 2006, the Company issued a press release announcing the offering and sale of the Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agency Agreement, dated December 6, 2006, among the Company, Banc of America Securities LLC and Robert W. Baird & Co. Incorporated

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Purchase Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated December 6, 2006, entitled “Cerus Corporation Announces $26.1 Million Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: December 6, 2006	By:	/s/ Howard G. Ervin
Howard G. Ervin Vice President, Legal Affairs

EXHIBIT INDEX

1.1	Placement Agency Agreement, dated December 6, 2006, among Cerus Corporation, Banc of America Securities LLC and Robert W. Baird & Co. Incorporated

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Purchase Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated December 6, 2006, entitled “Cerus Corporation Announces $26.1 Million Financing.”